EXHIBIT 10.6
                               SEVERANCE AGREEMENT

      This Severance Agreement (the "Agreement") is made and entered into as of May 15, 1997 by and between Weatherford Enterra, Inc., a Delaware corporation (the "Company"), and Thomas N. Amonett, an individual residing in Houston, Texas ("Amonett").

                                    RECITALS:

      WHEREAS, the Company and Amonett have previously entered into that certain Consulting Agreement dated as of July 26, 1996, as amended as of January 1, 1997 (the "Consulting Agreement"); and

      WHEREAS, the Consulting Agreement was terminated as of January 31, 1997 and Amonett was employed by the Company as of February 1, 1997;

      WHEREAS, Amonett is currently serving, at the request of the Board of Directors of the Company, as Acting President and Chief Executive Officer while the Board of Directors conducts a search for a President and Chief Executive Officer;

      WHEREAS, Amonett has been a director of the Company since 1974 and is continuing to serve as a director in addition to serving as Acting President and Chief Executive Officer;

      WHEREAS, the Company recognizes that Amonett's agreement to serve as Acting President and Chief Executive Officer is necessary to the management and success of the Company during the interim period until the search for a President and Chief Executive Officer is completed and further recognizes that Amonett is foregoing certain opportunities by agreeing to serve in this capacity during this interim period; and

      WHEREAS, the Company wishes to provide Amonett with compensation in addition to his compensation earned as an employee in connection with services rendered as Acting President and Chief Executive Officer, such additional compensation to be in recognition of his willingness to serve in this capacity at the Company's request, notwithstanding lost opportunities;

      NOW, THEREFORE, for and in consideration of the premises, the parties hereto agree as follows:

      1. Upon the Board of Directors determining that Amonett's services as Acting President and Chief Executive Officer are no longer required, Amonett's employment by the Company shall terminate (the "Termination Date") and the following shall occur:

            (a) Amonett shall be entitled to receive or obtain from the Company, beginning on the Termination Date and for one year after such date, the following: (i) continuing payment on the first day of each month of an amount equal to Amonett's base salary in effect immediately prior to the Termination Date and (ii) the right to participate in all employee benefit plans (excluding disability plans) and the life insurance program generally available to all employees of the Company, on the same basis as such other employees. Amonett shall not be eligible to participate in any bonus or incentive compensation plans, disability plans or qualified plans. At any time during such one-year period, upon ten days prior written notice to the Company, together with the written concurrence of any person who was a director of the Company immediately prior the Termination Date, Amonett may elect to receive from the Company a payment equal to the aggregate of the remaining payments owed by the Company under the foregoing item (i) of this paragraph, and upon such payment by the Company to Amonett, the Company shall have no further obligations to Amonett under this paragraph (a).

            (b) The Company shall provide Amonett with an office and secretarial assistance for one year after the Termination Date; provided, however, that the office provided shall be in space already paid for by the Company and the cost of the secretarial assistance furnished shall not exceed the cost to the Company on the Termination Date.

            (c) Amonett holds 5,000 shares of Common Stock that were granted to Amonett pursuant to the Company's Restricted Stock Incentive Plan (the "Restricted Stock Plan"), some or all of which shares may remain subject to restrictions on ownership on the Termination Date (such shares of Common Stock being herein called the "Restricted Shares"). Notwithstanding any contrary provision of the Restricted Stock Plan or of any agreement pursuant to which the Restricted Shares were granted to Amonett, all restrictions on ownership shall terminate with respect to the Restricted Shares on the Termination Date.

            (d) Amonett holds an option granted under the Company's 1991 Stock Option Plan (the "Option Plan") to purchase up to 12,000 shares of Common Stock, $.10 par value ("Common Stock"), of the Company, some or all of which option may remain unvested at the Termination Date (the "Unvested Option"). Notwithstanding any contrary provision of the Option Plan or of the agreement pursuant to which the Unvested Option was granted to Amonett, the rights of Amonett with respect to said Unvested Option shall be fully vested on the Termination Date and shall be exercisable by Amonett at any time within three years after the Termination Date in accordance with the terms of the Option Plan.

      2. Amonett's status as a director of the Company shall in no way be affected by his employment by the Company, except that he will be deemed to have been an inside or employee director of the Company for the period from February 1, 1997 through the Termination Date. Amonett shall be considered an outside or non-employee director of the Company after the Termination Date.

      3. Amonett hereby agrees that for a period of one year after the Termination Date he will not, directly or indirectly, engage in any business that is in competition with any business in which the Company or any of its affiliates is engaged (the"Business") within any geographical area in which the Business is being conducted as of the Termination Date as a director, officer, employee, paid agent or paid consultant to, and he will not invest in or own, directly or indirectly, any person, firm, partnership, corporation or other entity that so competes (other than ownership of securities of a corporation of which Amonett owns less than five percent of any class of outstanding securities). In addition, Amonett agrees that for a period of one year after the Termination Date he will not solicit for employment any individuals currently employed by the Company.

      4. Nothing herein shall require the Company to continue to employ Amonett, and the Company's right to terminate his employment shall not be diminished or affected by reason of this Agreement or by any provision hereof.

      5. Amonett may not, without the Company's prior written consent, assign, transfer or convey his rights or obligations under this Agreement. This Agreement and all rights of Amonett hereunder shall inure to the benefit of and be enforceable by Amonett's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Amonett should die while any amounts would still be payable to him hereunder if he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Amonett's designated beneficiaries set forth in a written beneficiary designation filed with the Company or, if there be no such designated beneficiary, to Amonett's estate.

      6. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding on and inure to the benefit of any "successor" of the Company, but such assignment or transfer shall not relieve the Company of any of its obligations hereunder. As used herein, the term "successor" shall mean only any person, firm, corporation or other business entity which at any time by merger, consolidation or otherwise shall have acquired all or substantially all of the assets of the Company or to which the Company shall have transferred all or substantially all of its assets. Any such successor shall be deemed to be substituted for all purposes as the "Company" hereunder.

      7. This Agreement contains all of the understandings and agreements between the parties with respect to the subject matter hereof. Any discussions heretofore had between the parties on any subjects not contained herein and all prior agreements are hereby abandoned and neither party shall have any obligations to the other in respect thereto except as would apply as a matter of law, this Agreement notwithstanding.

      8. This Agreement shall not be varied, altered, modified, changed or in any way amended, except by an instrument in writing, executed by the parties hereto.

      9. Any notices or communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered in person to the persons specified below or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows:

            If to Amonett:          Thomas N. Amonett
                                    3609 W. Clay
                                    Houston, TX  77019

            If to the Company:      Weatherford Enterra, Inc.
                                    1360 Post Oak Blvd., Suite 1000
                                    Houston, TX 77056
                                    Attn: General Counsel

Either party may change by notice to the other party the address to which notices or communications to him or it are to be given.

      10. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    WEATHERFORD ENTERRA, INC.

                                    By:/s/H. Suzanne Thomas

                                       /S/THOMAS N. AMONETT
                                       Thomas N. Amonett